                            SCHEDULE 14A INFORMATION

PROXY STATEMENT PURSUANT TO SECTION 14(A) OF THE SECURITIES EXCHANGE ACT OF 1934

Filed by the Registrant [X]

File by a Party other than the Registrant [ ]

Check the appropriate box:
[ ]  Preliminary Proxy Statement
[X]  Definitive Proxy Statement
[ ]  Definitive Additional Materials
[ ]  Soliciting Material Pursuant to Section 240.14a-11(c) or Section 240.14A-12

                   AMERICAN RESIDENTIAL INVESTMENT TRUST, INC.
                (Name of Registrant as Specified In Its Charter)

Payment of filing fee (Check the appropriate box):

[X]  No fee required.
[ ]  Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.
        (1)     Title of each class of securities to which transaction applies:
        (2)     Aggregate number of securities to which transaction applies:
        (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which filing fee is calculated and state how it was determined):
        (4)     Proposed maximum aggregate value of transaction:
        (5)     Total fee paid:

[ ]   Fee paid previously with preliminary materials.
[ ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11 (a) (2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

        (1)     Amount previously paid:
        (2)     Form, Schedule or Registration No.:
        (3)     Filing Party:
        (4)     Date Filed:

                  AMERICAN RESIDENTIAL INVESTMENT TRUST, INC.
                       445 MARINE VIEW AVENUE, SUITE 230
                           DEL MAR, CALIFORNIA 92014

                    NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
                            TO BE HELD MAY 22, 1998

Dear Stockholder:

     You are invited to attend the Annual Meeting of the Stockholders of American Residential Investment Trust, Inc. (the "Company"), which will be held on May 22, 1998, at 10:00 a.m. at the Del Mar Hilton, for the following purposes:

     1. To elect two Class I directors, each to hold office for a three-year term and until their respective successors are elected and qualified. Management has nominated the following persons for election at the meeting: H. James Brown and Ray McKewon.

     2. To consider and vote upon a proposal to amend the Company's 1997 Stock Option Plan to increase the maximum aggregate number of shares reserved for issuance thereunder by 300,000 and to establish a share grant limitation.

     3. To consider a proposal to ratify the appointment of KPMG Peat Marwick LLP as the Company's independent public accountants for the fiscal year ending December 31, 1998.

     4. To transact such other business as may properly come before the meeting.

     Stockholders of record at the close of business on April 10, 1998 are entitled to notice of, and to vote at, this meeting and any adjournments thereof.

                                          By order of the Board of Directors,

                                          CLAY STRITTMATTER
                                          Secretary

Del Mar, California
April 22, 1998

     IMPORTANT: PLEASE FILL IN, DATE, SIGN AND PROMPTLY MAIL THE ENCLOSED PROXY CARD IN THE ACCOMPANYING POSTPAID ENVELOPE TO ASSURE THAT YOUR SHARES ARE REPRESENTED AT THE MEETING. IF YOU ATTEND THE MEETING, YOU MAY CHOOSE TO VOTE IN PERSON EVEN IF YOU HAVE PREVIOUSLY SENT IN YOUR PROXY CARD.

                  AMERICAN RESIDENTIAL INVESTMENT TRUST, INC.

                    NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
                            TO BE HELD MAY 22, 1998

                               TABLE OF CONTENTS

                                                              PAGE
                                                              ----
GENERAL INFORMATION.........................................    1
EXECUTIVE COMPENSATION AND OTHER MATTERS....................    6
REPORT OF THE COMPENSATION COMMITTEE OF THE BOARD OF
  DIRECTORS ON EXECUTIVE COMPENSATION.......................   11
COMPARISON OF STOCKHOLDER RETURN............................   13
ELECTION OF DIRECTORS.......................................   13
PROPOSAL TO AMEND THE 1997 STOCK OPTION PLAN................   14
RATIFICATION OF APPOINTMENT OF INDEPENDENT PUBLIC
  ACCOUNTANTS...............................................   17
STOCKHOLDER PROPOSALS TO BE PRESENTED AT NEXT ANNUAL
  MEETING...................................................   18
TRANSACTION OF OTHER BUSINESS...............................   18

                  AMERICAN RESIDENTIAL INVESTMENT TRUST, INC.
                       445 MARINE VIEW AVENUE, SUITE 230
                           DEL MAR, CALIFORNIA 92014
                            ------------------------

               PROXY STATEMENT FOR ANNUAL MEETING OF STOCKHOLDERS

     The accompanying proxy is solicited by the Board of Directors of American Residential Investment Trust, Inc., a Maryland corporation (the "Company"), for use at the Annual Meeting of Stockholders to be held May 22, 1998, or any adjournment thereof, for the purposes set forth in the accompanying Notice of Annual Meeting. The date of this Proxy Statement is April 22, 1998, the approximate date on which this Proxy Statement and the accompanying form of proxy were first sent or given to stockholders.

                              GENERAL INFORMATION

     Annual Report. An annual report for the fiscal year ended December 31, 1997, is enclosed with this Proxy Statement.

     Voting Securities. Only stockholders of record as of the close of business on April 10, 1998, will be entitled to vote at the meeting and any adjournment thereof. As of that date, there were 8,114,000 shares of Common Stock, $0.01 par value, of the Company issued and outstanding. Stockholders may vote in person or in proxy. Each holder of shares of Common Stock is entitled to one vote for each share of stock held on the proposals presented in this Proxy Statement. The Company's bylaws provide that a majority of all of the shares of the stock entitled to vote, whether present in person or represented by proxy, shall constitute a quorum for the transaction of business at the meeting. Abstentions and broker non-votes will each be counted as present for purposes of determining a quorum.

     Solicitation of Proxies. The cost of soliciting proxies will be borne by the Company. In addition, the Company will solicit stockholders by mail through its regular employees, and will request banks and brokers, and other custodians, nominees and fiduciaries, to solicit their customers who have stock of the Company registered in the names of such persons and will reimburse them for their reasonable, out-of-pocket costs. The Company may use the services of its officers, directors, and others to solicit proxies, personally or by telephone, without additional compensation. In addition, the Company has engaged the services of American Stock Transfer and Trust Company to solicit proxies. The Company will pay a fee for such services, which it reasonably expects to be no more than $500.

     Voting of Proxies. All valid proxies received prior to the meeting will be voted. All shares represented by a proxy will be voted, and where a stockholder specifies a choice with respect to any matter to be acted upon, the shares will be voted in accordance with the specification so made. If no choice is indicated on the proxy, the shares will be voted in favor of the election of the nominees for director and the proposals contained in this Proxy Statement and at the discretion of the proxy holders on any other matter that comes before the meeting. A stockholder giving a proxy has the power to revoke his or her proxy at any time prior to the time it is voted by delivery to the Secretary of the Company of either a written instrument revoking the proxy or a duly executed proxy with a later date, or by attending the meeting and voting in person.

     Stock Ownership of Certain Beneficial Owners and Management. The following table sets forth certain information, as of March 6, 1998, with respect to the beneficial ownership of the Company's Common Stock by (i) all persons known by the Company to be the beneficial owners of more than 5% of the outstanding Common Stock of the Company, (ii) each director and director-nominee of the Company, (iii) each executive officer of the Company named in the Summary Compensation Table, and (iv) all executive officers and directors of the Company as a group.

                                                                 SHARES OWNED(1)
                                                              ----------------------
                                                                          PERCENTAGE
                          NAME OF                              NUMBER         OF
                      BENEFICIAL OWNER                        OF SHARES    CLASS(2)
                      ----------------                        ---------   ----------
MDC REIT Holdings, LLC(3)...................................  1,600,000     19.7%
Entities Affiliated with Putnam Investments, Inc.(4)........    500,000       6.2
H. James Brown..............................................         --         *
Ray McKewon.................................................      1,500         *
Richard Pratt...............................................         --         *
Mark Riedy..................................................      2,000         *
David E. De Leeuw(5)........................................      6,800         *
John M. Robbins(6)..........................................    168,200       2.0
Jay M. Fuller(6)............................................    142,000       1.7
Mark A. Conger(7)...........................................     61,360         *
John Dahl(8)................................................     75,000         *
Rollie O. Lynn(9)...........................................     42,800         *
All Directors and Executive Officers as a group (11 persons)
  (5)(6)(10)................................................    544,860       6.7

---------------

  * Represents less than 1% of the outstanding shares of the Company's Common Stock.

 (1) Except as indicated in the footnotes to this table, the persons named in the table have sole voting and investment power with respect to all shares of Common Stock shown as beneficially owned by them, subject to community property laws, where applicable.

 (2) Calculated on the basis of 8,114,000 shares of Common Stock outstanding, except that shares of Common Stock underlying options exercisable within 60 days of March 6, 1998 are deemed to be outstanding for purposes of calculating the beneficial ownership of securities of the holders of such options.

 (3) The address for MDC REIT Holdings, LLC ("Holdings") is 445 Marine View Avenue, Suite 230, Del Mar, CA 92014. Home Asset Management Corp. (the "Manager") is the managing member of Holdings pursuant to an operating agreement. Accordingly, the Manager may be deemed to have voting control of the shares of the Company's Common Stock held by Holdings with respect to ordinary and usual matters. Transactions which could result in the disposition of the shares of the Company's Common Stock by Holdings require the approval of the members of Holdings having membership interests which constitute more than 80% of all membership interests. No single member or group of affiliated members of Holdings holds 80% of the membership interests of Holdings. The shares of the Company's Common Stock held by Holdings have been pledged as collateral to certain entities affiliated with TCW/Crescent Mezzanine, L.L.C.

 (4) The address for Putnam Investments, Inc. ("PI") and its affiliates is one Post Office Square, Boston Massachusetts, 02109. Information is derived from a Schedule 13G filed on January 20, 1998, with the Securities and Exchange Commission. Putnam Investment Management, Inc. ("PIM") and The Putnam Advisory Company, Inc. ("PAC"), subsidiaries of PI, are registered investment advisors and are the holders of 491,000 and 9,000 shares respectively. All shares are beneficially owned by clients of PIM and PAC. PIM and PAC each have shared dispository power with respect to all shares held by them. PAC has shared voting power with respect to the shares held by it. All shares held by PIM are held on behalf of the Putnam family of mutual funds and must be voted at the direction of each mutual fund's trustee.

 (5) Mr. De Leeuw is also a director of the Manager. He disclaims beneficial ownership of the shares of the Company's Common Stock held by Holdings. See
     Note 3 above.

 (6) Includes 136,000 shares of Common Stock issuable upon exercise of options exercisable within 60 days of March 6, 1998. Mr. Robbins and Mr. Fuller are directors of the Manager. They each disclaim beneficial ownership of the shares of the Company's Common Stock held by Holdings. See Note 3 above.

 (7) Includes 61,360 shares of Common Stock issuable upon exercise of options exercisable within 60 days of March 6, 1998.

 (8) Includes 75,000 shares of Common Stock issuable upon exercise of options exercisable within 60 days of March 6, 1998.

 (9) Includes 42,800 shares of Common Stock issuable upon exercise of options exercisable within 60 days of March 6, 1998.

(10) Includes 501,160 shares of Common Stock issuable upon exercise of options exercisable within 60 days of March 6, 1998.

     Directors. The table below sets forth certain information, as of March 6, 1998, with respect to age and background of the Company's directors, including the Class I nominees to be elected at this meeting.

                                                                                       DIRECTOR
                NAME                         POSITION WITH THE COMPANY        AGE       SINCE
                ----                         -------------------------        ---      --------
Class I directors to be elected at the 1998 Annual Meeting of Stockholders:
H. James Brown                         Director                               56         1997
Ray McKewon                            Director                               49         1997

Class II directors whose terms expire at the 1999 Annual Meeting of Stockholders:
David E. De Leeuw                      Director                               53         1997
Richard T. Pratt                       Director                               61         1997

Class III directors whose terms expire at the 2000 Annual Meeting of Stockholders:
John M. Robbins                        Chairman of the Board, Chief           50         1997
                                         Executive Officer and Director
Jay M. Fuller                          President, Chief Operating Officer     47         1997
                                         and Director
Mark J. Riedy                          Director                               55         1997

     H. James Brown, Ph.D. has served as the President and Chief Executive Officer of the Lincoln Institute of Land Policy since 1996, an educational institution formed to study and teach land policy, including land economics and land taxation. Prior to 1996, Dr. Brown was a professor at the Kennedy School of Government at Harvard University from 1970 to 1996. During his tenure at Harvard University, Dr. Brown served as a director of the Joint Center Housing Studies, Chairman of the City and Regional Planning Program and as Director of the State, Local and Intergovernmental Center at Harvard University and MIT/Harvard University Joint Center for Urban Studies. In addition, Dr. Brown has served as a Managing Partner of Strategic Property Investments, Inc., a company specializing in real estate asset management from 1988 to 1991. Dr. Brown also serves as a director of BMC West Corporation and Pelican Companies, Inc., distributors and retailers of building materials.

     Ray McKewon is a co-founder and Executive Vice President of Accredited Home Lenders, a mortgage banking firm founded in 1990 which specializes in sub-prime credit. From 1980 to 1990, Mr. McKewon was a managing partner of the Enterprise Management Company, a venture capital firm that he co-founded and which provided capital to companies including Dura Pharmaceuticals, Cytotech (sold to Quidel), Impulse Enterprise, McKewon & Timmins (sold to First Affiliated), Garden Fresh Restaurants, Intelligent Images (merged into and renamed Darox) and Sunward Technology (merged into Read-Rite).

     David E. De Leeuw has served as a Director of the Company since its formation in February 1997. Mr. De Leeuw is a co-founder and a Managing Partner of McCown De Leeuw & Co., a private equity firm that buys and builds middle-market companies in partnership with management teams. Prior to co-founding McCown De Leeuw & Co. in 1984, Mr. De Leeuw was employed by Citibank as Vice President and Deputy Head of the Merger and Acquisition Department and as Head of the Leveraged Acquisition Unit. Mr. De Leeuw currently serves as a Vice Chairman of Vans, Inc. and a director of Nimbus CD International, Inc. and several other private companies.

     Richard T. Pratt, Ph.D. currently serves as Chairman of Richard T. Pratt Associates, a position he has held since 1992, performing consulting activities, including strategic studies for the Federal Home Loan Mortgage Corporation, on-site consulting for the Housing Section Perform Project in Russia and Kazakhstan for the U.S. Agency for International Development and various strategic consultations for private sector institutions. Dr. Pratt is also a Professor of Finance at the David Eccles School of Business at the University of Utah, a position he has held since 1966. From 1983 to 1991, Dr. Pratt served as Chairman of Merrill Lynch Mortgage, Inc., a subsidiary of Merrill Lynch & Company. From 1991 to 1994, Dr. Pratt served as Managing Director of the Financial Institutions Group of Merrill Lynch. Dr. Pratt also serves as a member of the Board of Directors of Avigen, a development level gene therapy company. Dr. Pratt was Chairman of the Federal Home Loan Mortgage Corporation from 1981 to 1983, and served as Chairman of the Federal Savings and Loan Insurance Corporation from 1981 to 1983.

     John M. Robbins has served as Chairman of the Board of Directors and Chief Executive Officer and Director of the Company since its formation in February 1997. Prior to joining the Company, Mr. Robbins was Chairman of the Board of American Residential Mortgage Corporation ("AMRES Mortgage") from 1990 until 1994 and President of AMRES Mortgage from the time he co-founded it in 1983 until 1994. He also served as Executive Vice President of Imperial Savings Association from 1983 to 1987. Mr. Robbins has worked in the mortgage banking industry since 1973. Mr. Robbins has served two terms on the Board of Governors and the Executive Committee of the Mortgage Association of America, and has served on FNMA's National Advisory Board. Mr. Robbins also serves as a director of Pacific Research & Engineering Corporation, Garden Fresh Restaurant Corporation, National Bankcard and the University of San Diego.

     Jay M. Fuller has served as President, Chief Operating Officer and Director of the Company since its formation in February 1997. Prior to joining the Company Mr. Fuller served as President of Victoria Mortgage from 1995 to 1996. Mr. Fuller was an Executive Vice President and Chief Administration Officer of AMRES Mortgage from 1985 to 1994 and Senior Vice President from 1983 to 1985. In these capacities, at various times, Mr. Fuller was responsible for, among other things, mortgage loan originations and servicing for AMRES Mortgage. Mr. Fuller has worked in the mortgage banking industry continuously since 1975. Mr. Fuller currently serves as President of Friends of Santa Fe Christian Schools.

     Mark J. Riedy, Ph.D. is currently employed as an Ernest W. Hahn Professor of Real Estate Finance at the University of San Diego. In such capacity, he teaches courses in real estate finance. Prior to his employment at the University, Dr. Riedy served as President and Chief Executive Officer of the National Council of Community Bankers in Washington, D.C. from 1988 to 1992. From 1987 to 1988, Dr. Riedy served as President and Chief Operating Officer of the J. E. Robert Companies. Dr. Riedy was President, Chief Operating Officer and Director of the Federal National Mortgage Association from 1985 to 1986.

     During the fiscal year ended December 31, 1997, the Board held four meetings. Except for Mr. McKewon, each director serving on the Board in fiscal year 1997 attended at least 75% of such meetings of the Board and any committees on which he served.

     The Company does not have a standing Nominating Committee, but does have an Audit Committee and a Compensation Committee.

     The Audit Committee's function is to review with the Company's independent auditors and management, the annual financial statements and independent auditors' opinion, review the scope and results of the examination of the Company's financial statements by the independent auditors, approve all professional services performed by the independent auditors and related fees, recommend the retention of the independent auditors to the Board and periodically review the Company's accounting policies and internal accounting and financial controls. Prior to the Company's initial public offering (the "IPO"), there was no Audit Committee. The Audit Committee was established upon the effectiveness of the IPO. The members of the Audit Committee for fiscal 1997 were H. James Brown, David E. De Leeuw and Richard T. Pratt. During the fiscal year ended December 31, 1997, the Audit Committee did not hold meetings. In April 1998, Dr. Pratt resigned from the Audit Committee and Mr. McKewon was appointed as his replacement.

     The Compensation Committee's function is to review salary and bonus levels and approve stock option grants for the Company's executive officers. The members of the Compensation Committee for fiscal 1997 were David E. De Leeuw, Ray McKewon and Mark J. Riedy. The Company did not have a Compensation Committee prior to the Company's IPO. During the fiscal year ended December 31, 1997, the Compensation Committee held one meeting. For additional information concerning the Compensation Committee, see "REPORT OF THE COMPENSATION COMMITTEE OF THE BOARD OF DIRECTORS ON EXECUTIVE COMPENSATION." In April 1998, Mr. McKewon resigned from the Compensation Committee and Dr. Pratt was appointed as his replacement.

                    EXECUTIVE COMPENSATION AND OTHER MATTERS

     The following table sets forth information concerning the compensation of the Chief Executive Officer of the Company and each of the Company's four other most highly compensated executive officers (the "Named Executive Officers") for services rendered in all capacities to the Company during the fiscal year ended December 31, 1997.

                           SUMMARY COMPENSATION TABLE

                                                                                  1997 LONG-TERM
                                                                 1997              COMPENSATION
                                                             COMPENSATION             AWARDS
                                                         ---------------------    --------------
                                                                                    SECURITIES
                                                                                    UNDERLYING
              NAME AND PRINCIPAL POSITION                SALARY(1)    BONUS(2)     OPTIONS/SARS
              ---------------------------                ---------    --------    --------------
John M. Robbins........................................  $282,917     $150,000       220,000
  CEO and Chairman of the Board of Directors
Jay M. Fuller..........................................  $230,208     $125,000       220,000
  President and Chief Operating Officer
Mark A. Conger.........................................  $137,292     $112,500        70,000
  Executive Vice President and Chief Financial Officer
John Dahl..............................................  $ 43,750     $100,000(3)     75,000
  Executive Vice President, Capital Markets and Loan
  Production
Rollie O. Lynn.........................................  $ 92,916     $ 56,250        50,000
  Senior Vice President, Capital Markets

---------------

(1) All base salary amounts are paid directly by the Company and reimbursed to the Company by the Manager pursuant to a Management Agreement. See "Certain Relationships and Related Transactions."

(2) Bonus amounts were paid by the Manager. Each executive officer has elected to defer receipt of all or a portion of the bonus pursuant to the Manager's Executive Deferred Compensation Plan. Bonuses with respect to 1997 were paid solely in the discretion of the Board of Directors of the Manager.

(3) At the commencement of his employment, Mr. Dahl received $100,000 from the Manager representing a signing bonus and his bonus for 1997.

     The following table provides information with respect to stock option grants to the Named Executive Officers during the year ended December 31, 1997.

                     OPTIONS/SAR GRANTS IN LAST FISCAL YEAR

                                          INDIVIDUAL GRANTS IN 1997                   POTENTIAL REALIZED
                             ----------------------------------------------------      VALUE AT ASSUMED
                               NUMBER OF      % OF TOTAL    EXERCISE                 ANNUAL RATES OF STOCK
                              SECURITIES     OPTIONS/SARS      OR                   PRICE APPRECIATION FOR
                              UNDERLYING      GRANTED TO      BASE                        OPTION TERM
                             OPTIONS/SARS    EMPLOYEES IN    PRICE     EXPIRATION   -----------------------
           NAME              GRANTED(#)(1)       1997        ($/SH)       DATE       5%($)(2)    10%($)(2)
           ----              -------------   ------------   --------   ----------   ----------   ----------
John M. Robbins............     140,000(3)      19.2%        $12.50      2/11/07    $1,100,568   $2,789,052
                                 80,000(4)      11.0%        $15.00     10/27/07    $  754,672   $1,912,488
Jay M. Fuller..............     140,000(3)      19.2%        $12.50      2/11/07    $1,100,568   $2,789,052
                                 80,000(4)      11.0%        $15.00     10/27/07    $  754,672   $1,912,488
Mark A. Conger.............      14,400(5)       2.0%        $12.50      2/11/07    $  113,201   $  286,874
                                 16,000(4)       2.2%        $15.00     10/27/07    $  150,934   $  382,498
                                 39,600(6)       5.4%        $15.00     12/15/07    $  373,563   $  946,683
John Dahl..................      75,000(4)      10.3%        $15.00     10/27/07    $  707,505   $1,792,958
Rollie O. Lynn.............      12,000(5)       1.6%        $12.50      2/11/07    $   94,334   $  239,062
                                 14,400(4)       2.0%        $15.00     10/27/07    $  135,841   $  344,248
                                 23,600(6)       3.2%        $15.00     12/15/07    $  222,629   $  564,185

---------------

(1) Options issued by the Company to date provide for acceleration of vesting at such time as the Company receives cumulative gross proceeds from all public and private offerings of at least $150,000,000. In addition, the options accelerate and become fully vested upon the consummation of a transaction resulting in a change of control of the Company.

(2) Amounts represent hypothetical gains that could be achieved for the respective options if exercised at the end of the option term and does not include any incremental value in Stock Appreciation Rights ("SARs") granted in tandem with stock options. See footnote 3. The assumed 5% and 10% rates of stock price appreciation are mandated by rules of the Securities and Exchange Commission and do not represent the Company's estimate or projection of the future price of the Common Stock. The potential realizable value set forth in the table is based on the fair market value of the Common Stock on the date of grant, as determined by the Board of Directors.

(3) Includes options to purchase 140,000 shares of Common Stock and SARs with respect to an additional 140,000 shares of Common Stock granted in tandem with such options. The SARs are for 35% of the difference between the fair market value of the Common Stock at the time the related option is exercised and the exercise price, up to a maximum of $20 per share. Options and tandem SARs are each vested and exercisable as to 40% of the shares of Common Stock with an additional 20% to vest and become exercisable on February 11, 1999, 2000 and 2001.

(4) These options are immediately exercisable and vested as to 20% of the shares of Common Stock with an additional 20% to vest on November 3, 1998, 1999, 2000 and 2001.

(5) These options to purchase Common Stock of the Company are vested and exercisable as to 40% of the shares of Common Stock with an additional 20% to vest and become exercisable on February 11, 1999, 2000 and 2001.

(6) These options are immediately exercisable and vested as to 20% of the shares of Common Stock with an additional 20% to vest on December 15, 1998, 1999, 2000 and 2001.

     None of the Named Executive Officers exercised any options during the year ended December 31, 1997. The following table provides information with respect to unexercised options held as of December 31, 1997, by the Named Executive Officers.

                        AGGREGATED OPTION/SAR EXERCISES
                   AND FISCAL YEAR-END OPTION/SAR VALUES (1)

                                                                    NUMBER OF SHARES
                                                                 UNDERLYING UNEXERCISED
                                                                      OPTIONS/SARS
                                                                  AT DECEMBER 31, 1997
                                                              ----------------------------
NAME                                                          EXERCISABLE    UNEXERCISABLE
----                                                          -----------    -------------
John M. Robbins.............................................    108,000(2)      112,000(2)
Jay M. Fuller...............................................    108,000(2)      112,000(2)
Mark A. Conger..............................................     58,480          11,520
John Dahl...................................................     75,000              --
Rollie O. Lynn..............................................     40,400           9,600

---------------
(1) The fiscal year-end value of "in-the-money" stock options and SARs granted in tandem with such options represents the difference or a portion of the difference between the exercise price of such options and SARs, respectively, and the fair market value of the Company's Common Stock as of December 31, 1997. The fair market value of the Company's Common Stock on December 31, 1997 was $11.88 per share, the closing price of the Common Stock reported on the New York Stock Exchange on such date. None of the options or SARs held by the named Executive Officers were "in the-money" on December 31, 1997.

(2) Includes options to purchase shares of Common Stock and SARs granted in tandem with certain options. The SARs are for 35% of the difference between the fair market value of the Common Stock at the time the related option is exercised and the exercise price, up to a maximum of $20 per share.

EMPLOYMENT CONTRACTS, TERMINATION OF EMPLOYMENT AND CHANGE IN CONTROL
ARRANGEMENTS

     The Manager has entered into Employment and Non-Competition Agreements with Mr. Robbins and Mr. Fuller effective as of February 11, 1997 (the "Employment Agreements"). The Employment Agreements are for a term of five years, commencing on February 11, 1997 and provide for a minimum monthly base salary of not less than $25,000 in the case of Mr. Robbins and $20,833 in the case of Mr. Fuller. The Employment Agreements also provide for one year's salary to be paid upon termination of either of such employees without cause. Bonus payments in 1997 and 1998 will be at the discretion of the Board of Directors of the Manager. Subsequent to 1998, the Employment Agreements provide for payment of a bonus of up to 100% of base salary if certain financial targets and objectives are achieved. The annual base compensation for Mr. Robbins and Mr. Fuller was subsequently increased to $400,000 and $300,000, respectively.

     Mr. Robbins and Mr. Fuller each purchased stock of the Manager which is subject to repurchase by the Manager in the event the executive officer terminates his employment with the Company and the Manager. See "Certain Transactions."

     The Manager has also entered into letter agreements with Mr. Conger, Mr. Dahl and Mr. Lynn which provide for base compensation of $150,000, $175,000 and $100,000 per year, respectively. The annual base compensation for Mr. Conger and Mr. Lynn was subsequently increased to $175,000 and $125,000, respectively. In addition, the agreements provide for bonus payments after 1998 of up to 75%, 100% and 75%, respectively, of the employee's base salary if certain financial targets and objectives are achieved. Mr. Conger and Mr. Lynn were each issued Contingent Warrants to purchase up to 34,299 shares of the common stock of the Manager at an exercise price of $0.01 per share (the "Contingent Warrants"). The Contingent Warrants expire on February 11, 2007 and are exercisable only to the extent that certain letters of credit which collateralize debt of the Manager are reduced from their current principal amounts. Mr. Conger and Mr. Lynn were also issued percentage interests in Holdings initially equal to 1.5% each. These interests may also vary based upon the extent to which such letters of credit continue to be outstanding. See "Certain Transactions."

     All options and SARs granted to date pursuant to the Company's 1997 Stock Incentive Plan and the Company's 1997 Stock Option Plan contain provisions pursuant to which unvested portions of outstanding options become fully vested upon a change of control in the Company, as defined under the relevant plan.

     Each of the officers of the Manager has modified his Employment Agreement with the Manager which allowed each such person to become an employee of the Company upon the closing of the IPO. The Manager will reimburse the Company on a dollar for dollar basis for the actual cost to the Company of paying the base salaries of such officers.

COMPENSATION OF DIRECTORS

     Each independent director of the Company will be paid annual compensation of $15,000 with an additional $1,000 paid for attendance at a regularly scheduled Board of Directors meeting and $500 for attendance at a special or committee meeting. All directors will be reimbursed for any expenses related to attendance at meetings of the Board of Directors or committees of the Board of Directors. In addition to cash compensation, each non-employee director of the Company, except Mr. De Leeuw, receives an initial grant of options to purchase 7,500 shares of the Common Stock of the Company at the time he begins service as a director. The initial grant is at fair market value and will vest over a three year period (one-third every twelve months). Thereafter, following the annual meeting of stockholders, the Company anticipates making annual grants to each non-employee director, except Mr. De Leeuw, of options to purchase 2,500 shares of the Company's Common Stock which will vest after one year.

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

     No officer or employee of the Company has participated in deliberations by the Company's Board of Directors concerning executive officer compensation, except that Mr. Robbins and Mr. Fuller participated in the determination of Mr. Dahl's compensation at the time he was hired by the Company.

     Mr. McKewon is a director of the Company and a member of the Compensation Committee. Mr. McKewon is an executive officer and director of Accredited Home Lenders. Mr. Robbins serves as a director and member of the Compensation Committee of Accredited Home Lenders. The Company acquired approximately $74 million in Mortgage Loans from Accredited Home Lenders in 1997. The Company believes that this transaction was on terms as favorable to the Company as could have been obtained from unaffiliated third parties.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

     The following transactions were concluded in connection with the formation of the Company and involve the Company, the Manager and certain executive officers, directors and affiliates of the Company and the Manager. Because of the relationships between the parties to each transaction, there can be no assurance that transactions described below were on terms as favorable to the Company as could have been obtained from unaffiliated third parties.

     On February 11, 1997, in connection with the founding of the Company, Holdings, Mr. Robbins and Mr. Fuller each purchased 1.6 million, 8,000 and 6,000 shares, respectively, of the Company's Common Stock at a price of $12.50 per share in cash.

     The Company and the Manager entered into a Management Agreement pursuant to which the Company pays base Management fees and incentive compensation to the Manager. The Company has entered into a Management Agreement with the Manager for an initial term of two years beginning February 11, 1997. The Management Agreement is renewed automatically for successive one year periods unless a notice of non-renewal is timely delivered by the Company. In 1997, the Manager accrued approximately $283,000 in fees pursuant to the Management Agreement. The executive officers and certain directors of the Company are also executive officers and directors of the Manager. For a detailed description of the Management Agreement see information set forth under the caption "Business -- The Management Agreement" in the Company's Annual Report provided with this Proxy Statement.

     On February 11, 1997, in connection with the founding of the Company, the Manager issued the following securities to the Company's officers, directors, beneficial holders of 5% or more of the Company's Common Stock and their
Affiliates:

     - The Manager issued 1,000,000 shares of its common stock to entities affiliated with McCown De Leeuw & Co. and 127,032 shares to each of Mr. Robbins and Mr. Fuller. The shares of Manager's common stock were issued at a purchase price of $0.01 per share and paid in cash.

     - The Manager issued 12% senior secured notes in the principal amount of $25,000,000 (the "Notes") to entities affiliated with TCW/Crescent Mezzanine, L.L.C. The Notes were issued at a purchase price equal to $994.56 per $1,000 principal amount, paid in cash.

     - The Manager issued warrants to purchase up to 666,667 shares of its common stock to entities affiliated with TCW/Crescent Mezzanine, L.L.C. The warrants were purchased at a price of $0.20 per warrant share paid in cash and have an exercise price of $0.01 per share. The warrants expire on February 11, 2007; the Company paid TCW/Crescent Mezzanine, L.L.C. a fee of approximately $500,000 in connection with the sale and issuance of the Notes and these warrants.

     - The Manager issued warrants to purchase up to 17,149, 51,448, 34,299, and 34,299 shares of its common stock to entities affiliated with TCW/Crescent Mezzanine, L.L.C., entities affiliated with McCown De Leeuw & Co., Mr. Conger and Mr. Lynn, respectively. The warrants have an exercise price of $0.01 per share. The warrants expire on February 11, 2007. The warrants are not currently exercisable and will become exercisable only to the extent that certain letters of credit issued for the benefit of the Manager are reduced over a period of four years.

     The shares of the Manager's common stock held by Mr. Robbins and Mr. Fuller are subject to a right of repurchase by the Manager which lapses after the earlier of February 11, 2002 and the closing of a public offering by the Company which generates proceeds to the Company, which, when aggregated with the proceeds of all other public offerings, equals $150 million or more. The purchase price for the shares of the Manager's common stock in the event of a repurchase shall be (i) equal to the book value of the securities in the event that the executive officer's employment is terminated without cause or in the event that the executive officer resigns for good cause, (ii) fair market value of the securities in the case of death, and (iii) a nominal amount in all other circumstances.

     In connection with the founding of the Company, on February 11, 1997, Holdings issued 29.91%, 45.98%, 1.5% and 1.5% ownership interests to entities affiliated with TCW/Crescent Mezzanine, L.L.C., entities affiliated with McCown De Leeuw & Co., Mr. Conger and Mr. Lynn, respectively.

     The Manager and MDC Management Company II, L.P., ("MDC"), an affiliate of McCown De Leeuw & Co., have entered into an advisory services agreement pursuant to which MDC will provide financial and management services to the Manager. Under the terms of the advisory services agreement, the Manager has accrued an initial fee obligation of $500,000 with an additional accrued annual fee of $250,000 to be paid to MDC. The annual payments will begin in March 1998 and continue for a minimum of five years. The initial fee will be paid only after the Manager has retired certain debt and preferred equity obligations.

     The Company has entered into employment agreements with certain of its executive officers. See "Employment Contracts, Termination of Employment and Change in Control Arrangements." The Company has also entered into an Indemnification Agreement with certain of its directors, officers and other key personnel.

SECTION 16(A) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

     Section 16(a) of the Securities Exchange Act of 1934 requires the Company's executive officers, directors and persons who beneficially own more than 10% of the Company's Common Stock to file initial reports of ownership and reports of changes in ownership with the Securities and Exchange Commission ("SEC"). Such persons are required by SEC regulations to furnish the Company with copies of all Section 16(a) forms filed by such persons.

     Based solely on the Company's review of such forms furnished to the Company and written representations from certain reporting persons, the Company believes that all filing requirements applicable to the Company's executive officers, directors and more than 10% stockholders were complied with, except that Mr. De Leeuw, Mr. McKewon and Mr. Riedy were late with respect to filing one report each.

CHANGES TO BENEFIT PLANS

     1997 Stock Option Plan. The Board of Directors of the Company has adopted, subject to stockholder approval, an amendment to the 1997 Stock Option Plan (the "Option Plan") to increase the maximum number of shares that may be issued thereunder by 300,000 shares. See "PROPOSAL TO AMEND THE 1997 STOCK OPTION PLAN." As of March 31, 1998, no grant of options had been made to any person conditioned upon stockholder approval of the increase in the share reserve of the Option Plan.

     Information regarding options granted under the Option Plan to the Named Executive Officers is set forth in the Section "EXECUTIVE COMPENSATION AND OTHER MATTERS." In addition, Lisa Faulk, Senior Vice President, Operations, was granted 50,000 options at an exercise price of $15.00 per option. The executive officers as a group were granted 378,600 options under the Option Plan. Each option granted to an executive officer under the Option Plan was granted at an exercise price of $15.00 per option and the non-executive officer employees as a group were granted an aggregate of 54,600 options at a weighted average exercise price of $13.65 per option.

                      REPORT OF THE COMPENSATION COMMITTEE
              OF THE BOARD OF DIRECTORS ON EXECUTIVE COMPENSATION

     The Compensation Committee is comprised of three non-management directors of the Board of Directors. No member of the Committee has been an executive officer or employee of the Company since the Company commenced operations on February 11, 1997. One member, Mr. De Leeuw, is also a director of the Manager.

     The Compensation Committee is responsible for reviewing the annual base and incentive compensation for executive officers and setting and administering the policies governing equity compensation of executive officers. Aggregate compensation is intended to be set at a level competitive with the amounts paid to the management of similarly sized companies in similar industries. The Committee also evaluates the performance of management.

     Compensation of the Company's executive officers consists primarily of base salary, bonuses based upon each executive officer's performance and longer term equity incentives. Prior to the Company's initial public offering in October 1997, all compensation matters were determined in the sole discretion of the Manager and base salaries were paid by the Manager. Subsequent to the IPO, although the Company pays the base salaries of the executive officers, it is reimbursed monthly by the Manager for all costs incurred with respect to such payments. Accordingly, all salary levels for executive officers are determined by the board of directors of the Manager, rather than the Compensation Committee. In addition, all annual incentive bonus amounts are paid by the Manager and accordingly are determined by the Manager's board of directors. Subsequent to the IPO, the Committee has determined and will continue to determine the levels of stock option grants to be made to executive officers under the 1997 Stock Option Plan.

BASE SALARIES.

     The CEO's and President's annual base salaries were originally set pursuant to the terms of at-will employment agreements negotiated with investors at the time of the Company's initial organization in February 1997. Each other executive officer's base salary was originally negotiated at the time the executive officer was hired. See "EXECUTIVE COMPENSATION AND OTHER MATTERS -- Employment Contracts, Termination of Employment and Change in Control Arrangements." Subsequent to the IPO, the Manager reviewed the base salaries of each executive officer who had served as an executive officer of the Company since its formation, and increased base salaries by between 17 and 34%.

BONUSES.

     Pursuant to the agreements between the Manager and each of the executive officers, the board of directors of the Manager has established an incentive compensation program for executive officers. This program permits the board of directors of the Manager to award cash bonuses annually to executive officers. Bonus payments in 1997 were at the discretion of the Manager. The Manager paid performance related bonuses to the Company's executive officers of between 50% and 75% of base salary. Two executive officers who joined the Company in the fall of 1997 were paid signing bonuses and did not participate in the incentive bonus program.

EQUITY COMPENSATION.

     It is the policy of the Compensation Committee that a significant portion of the annual compensation of each executive officer be contingent upon the performance of the Company. The Committee also believes that employee equity ownership provides a major incentive to employees in building stockholder value and serves to align the interests of employees with stockholders.

     Like base salary, the level of options to purchase the Company's stock granted to each executive officer at the time of his or her employment and at the time of the IPO were negotiated at the time each executive officer was initially employed by the Manager pursuant to an employment agreement. After the Company's IPO, the Committee compared the stock ownership and options held by each executive officer with equity positions held by executive officers of similarly sized companies in similar industries. Based upon the Committee's review and the recommendation of the Company's CEO and President, the Committee granted two additional stock options to executive officers. The Committee believes that these grants were necessary to provide compensation to these executive officers at a level that approximates the median of the amounts paid to executive officers of similarly sized companies in similar industries. See "EXECUTIVE COMPENSATION AND OTHER MATTERS -- Option/SAR Grants in Last Fiscal Year."

CHIEF EXECUTIVE OFFICER COMPENSATION.

     The Compensation of the Chief Executive Officer is based upon the same criteria outlined above for the executive officers of the Company. Mr. Robbins received bonus compensation with respect to 1997 equal to 50% of his base salary. Mr. Robbins received option grants pursuant to the terms of his employment agreement with the Company. He did not receive any grants after the Company's IPO.

                                          THE COMPENSATION COMMITTEE

                                          David E. De Leeuw
                                          Ray McKewon
                                          Mark J. Riedy

                        COMPARISON OF STOCKHOLDER RETURN

     Set forth below is a line graph comparing changes in the cumulative total return on the Company's Common Stock, a broad market index (the "S&P-500 Index") and a peer group industry index ("Peer Group Index") for the period commencing on October 28, 1997, the date the Common Stock commenced trading on the New York Stock Exchange, and ending on December 31, 1997.

COMPARISON OF CUMULATIVE TOTAL RETURN FROM OCTOBER 28, 1997 THROUGH DECEMBER 31
                                    1997(1)

AMERICAN RESIDENTIAL INVESTMENT TRUST, INC., PEER GROUP INDEX (2), S&P 500 INDEX


                             [PERFORMANCE GRAPH]

                                10/28/97        12/31/97
                                --------        --------
        The Company              100.00           79.17
        Peer Group Index         100.00           91.15
        S&P - 500 Index          100.00          105.27


---------------

(1) Assumes that $100.00 was invested on October 28, 1997 in the Company's Common Stock and each index, and that all dividends were reinvested. Dividends have been declared on the Company's Common Stock. Stockholder returns over the indicated period should not be considered indicative of future stockholder returns.

(2) The self determined Peer Group Index is comprised of the following companies: INMC Mortgage Holdings Inc.; Novastar Financial Inc.; Imperial Credit Mortgage Holdings; Annaly Mortgage Management Inc.; Redwood Trust Inc.; Dynex Capital Inc.; Capstead Mortgage Corp.; and Thornburg Mortgage Asset Corp. These are publicly traded companies that are predominantly in the residential mortgage REIT business.

                             ELECTION OF DIRECTORS

     The Company has a classified Board of Directors currently consisting of two Class I directors (H. James Brown and Ray McKewon), two Class II directors (David E. De Leeuw and Richard T. Pratt), and three Class III directors (John M. Robbins, Jay M. Fuller and Mark J. Riedy), who will serve until the Annual Meetings of Stockholders to be held in 1998, 1999 and 2000, respectively, and until their respective successors are duly elected and qualified. Directors in a class are elected for a term of three years to succeed the directors in such class whose terms expire at such annual meeting. Information regarding each Director is set forth in the Section captioned "GENERAL
INFORMATION -- Directors."

     Management's nominees for election at the Annual Meeting of Stockholders to fill the Class I positions on the Board of Directors are H. James Brown and Ray McKewon. If elected, the nominees will serve as directors until the Company's Annual Meeting of Stockholders in 2001, and until their successors are elected and qualified. If a nominee declines to serve or becomes unavailable for any reason, or if a vacancy occurs before the election, the proxies may be voted for such substitute nominee as the proxy holders may designate.

     If a quorum is present, either in person or by proxy, the two nominees for the positions as Class I directors receiving the highest number of votes will be elected. Abstentions and broker non-votes will have no effect on the vote. THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE "FOR" THE NOMINEES NAMED ABOVE.

                  PROPOSAL TO AMEND THE 1997 STOCK OPTION PLAN

     The Company's 1997 Stock Option Plan (the "Option Plan") was adopted by the Board of Directors on August 6, 1997. As of April 7, 1998, only 41,600 shares remained available for future option grants under the Option Plan. The Board of Directors believes this amount is insufficient to satisfy the Company's anticipated equity incentive objectives. Accordingly, on April 7, 1998 the Board of Directors approved, subject to stockholder approval, the reservation of an additional 300,000 shares for issuance under the Option Plan.

     The Internal Revenue Code of 1986, as amended (the "Code") limits the amount of compensation paid to a corporation's chief executive officer and four other most highly compensated officers that the corporation may deduct as an expense for federal income tax purposes. To enable the Company to continue to deduct in full all amounts of ordinary income recognized by its executive officers in connection with options granted under the Option Plan, the Board of Directors has amended the Option Plan, subject to stockholder approval, to limit to 250,000 the maximum number of shares for which options may be granted to any employee in any fiscal year (the "Grant Limit"). However, the Company's stock option grants typically do not approach this limit.

     The stockholders are now being asked to approve the increase from 474,800 to 774,800 shares as the maximum aggregate number of shares that may be issued under the Option Plan and the establishment of the Grant Limit. The Board of Directors believes that approval of these amendments is in the best interests of the Company and its stockholders because the availability of an adequate stock option program is an important factor in attracting, motivating and retaining qualified officers, employees and consultants essential to the success of the Company and in aligning their long-term interests with those of the stockholders.

SUMMARY OF THE PROVISIONS OF THE OPTION PLAN

     The following summary of the Option Plan, as amended, is qualified in its entirety by the specific language of the Option Plan, a copy of which is available to any stockholder upon request.

     General. The Option Plan provides for the grant of incentive stock options within the meaning of section 422 of the Code and nonstatutory stock options. As of April 7, 1998, the Company had outstanding options to purchase an aggregate of 433,200 shares at a weighted average exercise price of $14.83 per share. The exercise price of all options granted under the Option Plan has been at least equal to the fair market value per share of the Common Stock on the date of grant as determined in good faith by the Board of Directors. As of April 7, 1998, no options to purchase shares of Common Stock granted pursuant to the Option Plan had been exercised, and 341,600 shares of Common Stock remained available for future grants under the Option Plan, provided that the stockholders approve the increase in the number of shares authorized under the Option Plan and approved by the Board of Directors on April 7, 1998.

     Shares Subject to Plan. The Board has amended the Option Plan, subject to stockholder approval, to increase by 300,000 the maximum number of authorized but unissued or reacquired shares of the Company's Common Stock issuable thereunder to an aggregate of 774,800. In the event of any stock dividend, stock split, reverse stock split, recapitalization, combination, reclassification, or similar change in the capital structure of the Company, appropriate adjustments will be made to the shares subject to the Option Plan, to the Grant Limit and to outstanding options. To the extent any outstanding option under the Option Plan expires or terminates prior to exercise in full or if shares issued upon exercise of an option are repurchased by the Company, the shares of Common Stock for which such option is not exercised or the repurchased shares are returned to the Option Plan and become available for future grant.

     Administration. The Option Plan is administered by the Board of Directors or a duly appointed committee of the Board (hereinafter referred to as the "Board"). With respect to the participation of individuals whose transactions in the Company's equity securities are subject to Section 16 of the Securities Exchange Act of 1934 (the "Exchange Act"), the Option Plan must be administered in compliance with the requirements, if any, of Rule 16b-3 under the Exchange Act. Subject to the provisions of the Option Plan, the Board determines the persons to whom options are to be granted, the number of shares to be covered by each option, whether an option is to be an incentive stock option or a nonstatutory stock option, the terms of exercisability of each option and the vesting of the shares acquired, including the effect thereon of an optionee's termination of service, the exercise price and type of consideration to be paid to the Company upon exercise of an option, the duration of each option, and all other terms and conditions of the options. The Option Plan authorizes the Board to amend, modify, extend or renew, or grant a new option in substitution for, any option, to waive any restrictions or conditions applicable to any option or any shares acquired upon the exercise thereof. Subject to certain limitations, the Option Plan provides for indemnification by the Company of any director, officer or employee against all reasonable expenses, including attorneys' fees, incurred in connection with any legal action arising from such person's action or failure to act in administering the Option Plan. The Board will interpret the Option Plan and options granted thereunder, and all determinations of the Board will be final and binding on all persons having an interest in the Option Plan or any option.

     Eligibility. All employees, directors and consultants of the Company or of any present or future parent or subsidiary corporations of the Company are eligible to participate in the Option Plan. In addition, options may be granted to prospective employees, consultants and directors in connection with written offers of employment or engagement. However, any such options may not become exercisable prior to such individual's commencement of service. As of March 31, 1998, the Company had 15 employees, including 6 executive officers, 7 directors and 2 consultants. Any person eligible under the Option Plan may be granted a nonstatutory option. However, only employees may be granted incentive stock options.

     Terms and Conditions of Options. Each option granted under the Option Plan is evidenced by a written agreement between the Company and the optionee specifying the number of shares subject to the option and the other terms and conditions of the option, consistent with the requirements of the Option Plan. The exercise price per share must equal at least the fair market value of a share of the Company's Common Stock on the date of grant of an incentive stock option and at least 85% of the fair market value of a share of the Common Stock on the date of grant of a nonstatutory stock option. The exercise price of any option granted to a person who at the time of grant owns stock possessing more than 10% of the total combined voting power of all classes of stock of the Company or any parent or subsidiary corporation of the Company (a "Ten Percent Stockholder") must be at least 110% of the fair market value of a share of the Company's Common Stock on the date of grant. On April 6, 1998, the closing price of a share of the Company's Common Stock was $11.50, as reported on the New York Stock Exchange.

     Generally, the exercise price may be paid in cash, by check, or in cash equivalent, by tender of shares of the Company's Common Stock owned by the optionee having a fair market value not less than the exercise price, by the assignment of the proceeds of a sale or loan with respect to some or all of the shares of Common Stock being acquired upon the exercise of the option, by means of a promissory note, by any other lawful consideration approved by the Board or by any combination of these. The Board may restrict the forms of payment permitted in connection with any option grant.

     Options granted under the Option Plan will become exercisable and vested at such times and subject to such conditions as specified by the Board. Generally, options granted under the Option Plan are exercisable on and after the date of grant, subject to the right of the Company to reacquire at the optionee's exercise price any unvested shares held by the optionee upon termination of employment or service with the Company or if the optionee attempts to transfer any unvested shares (the "Unvested Share Repurchase Option"). Shares subject to options generally vest in installments subject to the optionee's continued employment or service.

The maximum term of an option granted under the Option Plan is ten years, except that an incentive stock option granted to a Ten Percent Stockholder may not have a term longer than five years.

     Options are nontransferable by the optionee other than by will or by the laws of descent and distribution, and are exercisable during the optionee's lifetime only by the optionee.

     Change in Control. The Option Plan provides that in the event of (i) a sale or exchange by the stockholders of more than 50% of the Company's voting stock,
(ii) a merger or consolidation to which the Company is a party, (iii) the sale, exchange or transfer of all or substantially all of the assets of the Company, or (iv) a liquidation or dissolution of the Company, wherein the stockholders of the Company immediately before any such event do not retain direct or indirect beneficial ownership of more than 50% of the total combined voting power of the voting stock of the Company, its successor, or the corporation to which the assets of the Company were transferred (a "Change in Control"), any unexercisable or unvested portion of the outstanding options will become fully exercisable and vested prior to the Change in Control. In addition, the Board may arrange with the surviving, continuing, purchasing or successor corporation or parent corporation thereof (the "Acquiring Corporation") to assume or substitute substantially equivalent new options for the options outstanding under the Option Plan. To the extent that the options outstanding under the Option Plan are not assumed, replaced, or exercised prior to such event, they will terminate.

     Termination or Amendment. The Option Plan will continue in effect until the earlier of its termination by the Board or the date on which all shares available for issuance under the Option Plan have been issued and all restrictions on such shares under the terms of the Option Plan and the option agreements have lapsed, provided that all options must be granted by August 6, 2007, which is ten years from the date the Board approved the Option Plan. The Board may terminate or amend the Option Plan at any time. However, subject to changes in the law that would permit otherwise, without stockholder approval, the Board may not adopt an amendment to the Option Plan which would increase the total number of shares of Common Stock issuable thereunder, change the class of persons eligible to receive incentive stock options, or otherwise require approval of the Company's stockholders under any applicable law, regulation or rule. No amendment may adversely affect an outstanding option without the consent of the optionee, unless the amendment is required to preserve the option's status as an incentive stock option or is necessary to comply with any applicable law.

SUMMARY OF FEDERAL INCOME TAX CONSEQUENCES OF THE OPTION PLAN

     The following summary is intended only as a general guide as to the United States federal income tax consequences under current law of participation in the Option Plan and does not attempt to describe all possible federal or other tax consequences of such participation or tax consequences based on particular circumstances.

     Incentive Stock Options. An optionee recognizes no taxable income for regular income tax purposes as the result of the grant or exercise of an incentive stock option qualifying under section 422 of the Code. Optionees who do not dispose of their shares for two years following the date the option was granted nor within one year following the exercise of the option will normally recognize a long-term capital gain or loss equal to the difference, if any, between the sale price and the purchase price of the shares. If an optionee satisfies such holding periods upon a sale of the shares, the Company will not be entitled to any deduction for federal income tax purposes. If an optionee disposes of shares within two years after the date of grant or within one year from the date of exercise (a "disqualifying disposition"), the difference between the fair market value of the shares on the determination date (see discussion under "Nonstatutory Stock Options" below) and the option exercise price (not to exceed the gain realized on the sale if the disposition is a transaction with respect to which a loss, if sustained, would be recognized) will be taxed as ordinary income at the time of disposition. Any gain in excess of that amount will be a capital gain. If a loss is recognized, there will be no ordinary income, and such loss will be a capital loss. A capital gain or loss will be mid-term if the optionee's holding period is between 12 and 18 months or long-term if the optionee's holding period is more than 18 months. Any ordinary income recognized by the optionee upon the disqualifying disposition of the shares generally should be deductible by the Company for federal income tax purposes, except to the extent such deduction is limited by applicable provisions of the Code or the regulations thereunder.

     The difference between the option exercise price and the fair market value of the shares on the determination date of an incentive stock option (see discussion under "Nonstatutory Stock Options" below) is an adjustment in computing the optionee's alternative minimum taxable income and may be subject to an alternative minimum tax which is paid if such tax exceeds the regular tax for the year. Special rules may apply with respect to certain subsequent sales of the shares in a disqualifying disposition, certain basis adjustments for purposes of computing the alternative minimum taxable income on a subsequent sale of the shares and certain tax credits which may arise with respect to optionees subject to the alternative minimum tax.

     Nonstatutory Stock Options. Options not designated or qualifying as incentive stock options will be nonstatutory stock options. Nonstatutory stock options have no special tax status. An optionee generally recognizes no taxable income as the result of the grant of such an option. Upon exercise of a nonstatutory stock option, the optionee normally recognizes ordinary income in the amount of the difference between the option exercise price and the fair market value of the shares on the determination date (as defined below). If the optionee is an employee, such ordinary income generally is subject to withholding of income and employment taxes. The "determination date" is the date on which the option is exercised unless the shares are subject to a substantial risk of forfeiture and are not transferable, in which case the determination date is the earlier of (i) the date on which the shares are transferable or (ii) the date on which the shares are not subject to a substantial risk of forfeiture. If the determination date is after the exercise date, the optionee may elect, pursuant to section 83(b) of the Code, to have the exercise date be the determination date by filing an election with the Internal Revenue Service not later than 30 days after the date the option is exercised. Upon the sale of stock acquired by the exercise of a nonstatutory stock option, any gain or loss, based on the difference between the sale price and the fair market value on the determination date, will be taxed as capital gain or loss. A capital gain or loss will be mid-term if the optionee's holding period is between 12 and 18 months or long-term if the optionee's holding period is more than 18 months. No tax deduction is available to the Company with respect to the grant of a nonstatutory option or the sale of the stock acquired pursuant to such grant. The Company generally should be entitled to a deduction equal to the amount of ordinary income recognized by the optionee as a result of the exercise of a nonstatutory option, except to the extent such deduction is limited by applicable provisions of the Code or the regulations thereunder.

VOTE REQUIRED AND BOARD OF DIRECTORS' RECOMMENDATION.

     The affirmative vote of a majority of the votes cast at the Annual Meeting of Stockholders at which a quorum is present and voting, either in person or by proxy, is required for approval of this proposal. Abstentions will have the same effect as a negative vote. Broker non-votes will have no effect on the outcome of the vote.

     The Board of Directors believes that approval of the increase in the number of shares issuable under the Option Plan and the establishment of the Grant Limit is in the best interests of the Company and the stockholders for the reasons stated above. THEREFORE, THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE "FOR" APPROVAL OF THE INCREASE IN THE SHARE RESERVE OF THE 1997 STOCK OPTION PLAN AND THE ESTABLISHMENT OF THE GRANT LIMIT.

                         RATIFICATION OF APPOINTMENT OF
                         INDEPENDENT PUBLIC ACCOUNTANTS

     The Board of Directors of the Company has selected KPMG Peat Marwick LLP as its independent accountants to audit the financial statements of the Company for the fiscal year ended December 31, 1998. KPMG Peat Marwick LLP has acted in such capacity since its appointment on April 2, 1997. A representative of KPMG Peat Marwick LLP is expected to be present at the Annual Meeting with the opportunity to make a statement if the representative desires to do so, and is expected to be available to respond to appropriate questions.

     The affirmative vote of a majority of the votes cast at the Annual Meeting of Stockholders at which a quorum is present and voting, either in person or by proxy, is required for approval of this proposal.

Abstentions and broker non-votes will have no effect on the outcome of the vote. THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE "FOR" THE APPOINTMENT OF KPMG PEAT MARWICK LLP AS THE COMPANY'S INDEPENDENT ACCOUNTANTS FOR THE FISCAL YEAR ENDING DECEMBER 31, 1998.

                     STOCKHOLDER PROPOSALS TO BE PRESENTED
                             AT NEXT ANNUAL MEETING

     Proposals of stockholders intended to be presented at the next Annual Meeting of the Stockholders of the Company must be received by the Company at its offices at 445 Marine View Avenue, Suite 230, Del Mar, California 92014, not later than January 22, 1999 and satisfy the conditions established by the Securities and Exchange Commission for stockholder proposals to be included in the Company's proxy statement for that meeting.

                         TRANSACTION OF OTHER BUSINESS

     At the date of this Proxy Statement, the only business which the Board of Directors intends to present or knows that others will present at the meeting is as set forth above. If any other matter or matters are properly brought before the meeting, or any adjournment thereof, it is the intention of the persons named in the accompanying form of proxy to vote the proxy on such matters in accordance with their best judgment.

                                          By Order of the Board of Directors

                                          CLAY STRITTMATTER
                                          Secretary

April 22, 1998

                   AMERICAN RESIDENTIAL INVESTMENT TRUST, INC.
                             1997 STOCK OPTION PLAN


     1. ESTABLISHMENT, PURPOSE AND TERM OF PLAN.

          1.1 ESTABLISHMENT. The American Residential Investment Trust, Inc. 1997 Stock Option Plan (the "PLAN") is hereby established effective as of August 6, 1997.

          1.2 PURPOSE. The purpose of the Plan is to advance the interests of the Participating Company Group and its stockholders by providing an incentive to attract, retain and reward persons performing services for the Participating Company Group and by motivating such persons to contribute to the growth and profitability of the Participating Company Group.

          1.3 TERM OF PLAN. The Plan shall continue in effect until the earlier of its termination by the Board or the date on which all of the shares of Stock available for issuance under the Plan have been issued and all restrictions on such shares under the terms of the Plan and the agreements evidencing Options granted under the Plan have lapsed. However, all Options shall be granted, if at all, within ten (10) years from the earlier of the date the Plan is adopted by the Board or the date the Plan is duly approved by the stockholders of the Company.

     2. DEFINITIONS AND CONSTRUCTION.

          2.1 DEFINITIONS. Whenever used herein, the following terms shall have their respective meanings set forth below:

               (a) "BOARD" means the Board of Directors of the Company. If one or more Committees have been appointed by the Board to administer the Plan, "Board" also means such Committee(s).

               (b) "CODE" means the Internal Revenue Code of 1986, as amended, and any applicable regulations promulgated thereunder.

               (c) "COMMITTEE" means the Compensation Committee or other committee of the Board duly appointed to administer the Plan and having such powers as shall be specified by the Board. Unless the powers of the Committee have been specifically limited, the Committee shall have all of the powers of the Board granted herein, including, without limitation, the power to amend or terminate the Plan at any time, subject to the terms of the Plan and any applicable limitations imposed by law.

               (d) "COMPANY" means American Residential Investment Trust, Inc., a Maryland corporation, or any successor corporation thereto.

               (e) "CONSULTANT" means any person, including an advisor, engaged by a Participating Company to render services other than as an Employee or a Director.

               (f) "DIRECTOR" means a member of the Board or of the board of directors of any other Participating Company.

               (g) "DISABILITY" means the inability of the Optionee, in the opinion of a qualified physician acceptable to the Company, to perform the major duties of the Optionee's position with the Participating Company group because of the sickness or injury of the Optionee.

               (h) "EMPLOYEE" means any person treated as an employee (including an officer or a Director who is also treated as an employee) in the records of a Participating Company and, with respect to any Incentive Stock Option granted to such person, who is an employee for purposes of Section 422 of the Code; provided, however, that neither service as a Director nor payment of a director's fee shall be sufficient to constitute employment for purposes of the Plan.

               (i) "EXCHANGE ACT" means the Securities Exchange Act of 1934, as amended.

               (j) "FAIR MARKET VALUE" means, as of any date, the value of a share of Stock or other property as determined by the Board, in its sole discretion, or by the Company, in its sole discretion, if such determination is expressly allocated to the Company herein, subject to the following:

                    (i) If, on such date, there is a public market for the Stock, the Fair Market Value of a share of Stock shall be the closing sale price of a share of Stock (or the mean of the closing bid and asked prices of a share of Stock if the Stock is so quoted instead) as quoted on the New York Stock Exchange or such other national or regional securities exchange or market system constituting the primary market for the Stock, as reported in the Wall Street Journal or such other source as the Company deems reliable. If the relevant date does not fall on a day on which the Stock has traded on such securities exchange or market system, the date on which the Fair Market Value shall be established shall be the last day on which the Stock was so traded prior to the relevant date, or such other appropriate day as shall be determined by the Board, in its sole discretion.

                    (ii) If, on such date, there is no public market for the Stock, the Fair Market Value of a share of Stock shall be as determined by the Board without regard to any restriction other than a restriction which, by its terms, will never lapse.

               (k) "INCENTIVE STOCK OPTION" means an Option intended to be (as set forth in the Option Agreement) and which qualifies as an incentive stock option within the meaning of Section 422(b) of the Code.

               (l) "INSIDER" means an officer or a Director of the Company or any other person whose transactions in Stock are subject to Section 16 of the Exchange Act.

               (m) "NONSTATUTORY STOCK OPTION" means an Option not intended to be (as set forth in the Option Agreement) or which does not qualify as an Incentive Stock Option.

               (n) "OPTION" means a right to purchase Stock (subject to adjustment as provided in Section 4.2) pursuant to the terms and conditions of the Plan. An Option may be either an Incentive Stock Option or a Nonstatutory Stock Option.

               (o) "OPTION AGREEMENT" means a written agreement between the Company and an Optionee setting forth the terms, conditions and restrictions of the Option granted to the Optionee and any shares acquired upon the exercise thereof.

               (p) "OPTIONEE" means a person who has been granted one or more Options.

               (q) "PARENT CORPORATION" means any present or future "parent corporation" of the Company, as defined in Section 424(e) of the Code.

               (r) "PARTICIPATING COMPANY" means the Company or any Parent Corporation or Subsidiary Corporation.

               (s) "PARTICIPATING COMPANY GROUP" means, at any point in time, all corporations collectively which are then Participating Companies.

               (t) "RULE 16B-3" means Rule 16b-3 under the Exchange Act, as amended from time to time, or any successor rule or regulation.

               (u) "SECTION 162(M)" means Section 162(m) of the Code.

               (v) "SECURITIES ACT" means the Securities Act of 1933, as amended.

               (w) "SERVICE" means an Optionee's employment or service with the Participating Company Group, whether in the capacity of an Employee, a Director or a Consultant. The Optionee's Service shall not be deemed to have terminated merely because of a change in the capacity in which the Optionee renders Service to the Participating Company Group or a change in the Participating Company for which the Optionee renders such Service, provided that there is no interruption or termination of the Optionee's Service. Furthermore, an Optionee's Service with the Participating Company Group shall not be deemed to have terminated if the Optionee takes any military leave, sick leave, or other bona fide leave of absence approved by the Company; provided, however, that if any such leave exceeds ninety (90) days, on the ninety-first (91st) day of such leave the Optionee's Service shall be deemed to have terminated unless the Optionee's right to return to Service with the Participating Company Group is guaranteed by statute or contract. Notwithstanding the foregoing, unless otherwise designated by the Company or required by law, a leave of absence shall not be treated as Service for purposes of determining vesting under the Optionee's Option Agreement. The Optionee's Service shall be deemed to have terminated either upon an actual termination of Service or upon the corporation for which the Optionee performs Service ceasing to be a Participating Company. Subject to the foregoing, the

Company, in its sole discretion, shall determine whether the Optionee's Service has terminated and the effective date of such termination.

               (x) "STOCK" means the common stock of the Company, as adjusted from time to time in accordance with Section 4.2.

               (y) "SUBSIDIARY CORPORATION" means any present or future "subsidiary corporation" of the Company, as defined in Section 424(f) of the Code.

               (z) "TEN PERCENT OWNER OPTIONEE" means an Optionee who, at the time an Option is granted to the Optionee, owns stock possessing more than ten percent (10%) of the total combined voting power of all classes of stock of a Participating Company within the meaning of Section 422(b)(6) of the Code.

          2.2 CONSTRUCTION. Captions and titles contained herein are for convenience only and shall not affect the meaning or interpretation of any provision of the Plan. Except when otherwise indicated by the context, the singular shall include the plural and the plural shall include the singular. Use of the term "or" is not intended to be exclusive, unless the context clearly requires otherwise.

     3. ADMINISTRATION.

          3.1 ADMINISTRATION BY THE BOARD. The Plan shall be administered by the Board. All questions of interpretation of the Plan or of any Option shall be determined by the Board, and such determinations shall be final and binding upon all persons having an interest in the Plan or such Option. Any officer of a Participating Company shall have the authority to act on behalf of the Company with respect to any matter, right, obligation, determination or election which is the responsibility of or which is allocated to the Company herein, provided the officer has apparent authority with respect to such matter, right, obligation, determination or election.

          3.2 ADMINISTRATION WITH RESPECT TO INSIDERS. With respect to participation by Insiders in the Plan, at any time that any class of equity security of the Company is registered pursuant to Section 12 of the Exchange Act, the Plan shall be administered in compliance with the requirements, if any, of Rule 16b-3.

          3.3 COMMITTEE COMPLYING WITH SECTION 162(M). If a Participating Company is a "publicly held corporation" within the meaning of Section 162(m), the Board may establish a Committee of "outside directors" within the meaning of
Section 162(m) to approve the grant of any Option which might reasonably be anticipated to result in the payment of employee remuneration that would otherwise exceed the limit on employee remuneration deductible for income tax purposes pursuant to Section 162(m).

          3.4 POWERS OF THE BOARD. In addition to any other powers set forth in the Plan and subject to the provisions of the Plan, the Board shall have the full and final power and authority, in its sole discretion:

               (a) to determine the persons to whom, and the time or times at which, Options shall be granted and the number of shares of Stock to be subject to each Option;

               (b) to designate Options as Incentive Stock Options or Nonstatutory Stock Options;

               (c) to determine the Fair Market Value of shares of Stock or other property;

               (d) to determine the terms, conditions and restrictions applicable to each Option (which need not be identical) and any shares acquired upon the exercise thereof, including, without limitation, (i) the exercise price of the Option, (ii) the method of payment for shares purchased upon the exercise of the Option, (iii) the method for satisfaction of any tax withholding obligation arising in connection with the Option or such shares, including by the withholding or delivery of shares of stock, (iv) the timing, terms and conditions of the exercisability of the Option or the vesting of any shares acquired upon the exercise thereof, (v) the time of the expiration of the Option, (vi) the effect of the Optionee's termination of Service with the Participating Company Group on any of the foregoing, and (vii) all other terms, conditions and restrictions applicable to the Option or such shares not inconsistent with the terms of the Plan;

               (e) to approve one or more forms of Option Agreement;

               (f) to amend, modify, extend, cancel, renew, reprice or otherwise adjust the exercise price of, or grant a new Option in substitution for, any Option or to waive any restrictions or conditions applicable to any Option or any shares acquired upon the exercise thereof;

               (g) to accelerate, continue, extend or defer the exercisability of any Option or the vesting of any shares acquired upon the exercise thereof, including with respect to the period following an Optionee's termination of Service with the Participating Company Group;

               (h) to prescribe, amend or rescind rules, guidelines and policies relating to the Plan, or to adopt supplements to, or alternative versions of, the Plan, including, without limitation, as the Board deems necessary or desirable to comply with the laws of, or to accommodate the tax policy or custom of, foreign jurisdictions whose citizens may be granted Options; and

               (i) to correct any defect, supply any omission or reconcile any inconsistency in the Plan or any Option Agreement and to make all other determinations and take such other actions with respect to the Plan or any Option as the Board may deem advisable to the extent consistent with the Plan and applicable law.

     4. SHARES SUBJECT TO PLAN.

          4.1 MAXIMUM NUMBER OF SHARES ISSUABLE. Subject to adjustment as provided in Section 4.2, the maximum aggregate number of shares of Stock that may be issued under the Plan shall be Seven Hundred Seventy-Four Thousand Eight Hundred (774,800). If any outstanding Option for any reason expires or is terminated or canceled or shares of Stock acquired, subject to repurchase, upon the exercise of an Option are repurchased by the Company, the shares of Stock allocable to the unexercised portion of such Option, or such repurchased shares of Stock, shall again be available for issuance under the Plan.

          4.2 ADJUSTMENTS FOR CHANGES IN CAPITAL STRUCTURE. In the event of any stock dividend, stock split, reverse stock split, recapitalization, combination, reclassification or similar change in the capital structure of the Company, appropriate adjustments shall be made in the number and class of shares subject to the Plan, in the Section 162(m) Grant Limit set forth in Section 5.4 and to any outstanding Options and in the exercise price per share of any outstanding Options. If a majority of the shares which are of the same class as the shares that are subject to outstanding Options are exchanged for, converted into, or otherwise become (whether or not pursuant to an Ownership Change Event, as defined in Section 8.1) shares of another corporation (the "NEW SHARES"), the Board may unilaterally amend the outstanding Options to provide that such Options are exercisable for New Shares. In the event of any such amendment, the number of shares subject to, and the exercise price per share of, the outstanding Options shall be adjusted in a fair and equitable manner as determined by the Board, in its sole discretion. Notwithstanding the foregoing, any fractional share resulting from an adjustment pursuant to this Section 4.2 shall be rounded up or down to the nearest whole number, as determined by the Board, and in no event may the exercise price of any Option be decreased to an amount less than the par value, if any, of the stock subject to the Option. The adjustments determined by the Board pursuant to this Section 4.2 shall be final, binding and conclusive.

     5. ELIGIBILITY AND OPTION LIMITATIONS.

          5.1 PERSONS ELIGIBLE FOR OPTIONS. Options may be granted only to Employees, Consultants, and Directors. For purposes of the foregoing sentence, "EMPLOYEES," "CONSULTANTS" and "DIRECTORS" shall include prospective Employees, prospective Consultants and prospective Directors to whom Options are granted in connection with written offers of an employment or other service relationship with the Participating Company Group. Eligible persons may be granted more than one (1) Option.

          5.2 OPTION GRANT RESTRICTIONS. Any person who is not an Employee on the effective date of the grant of an Option to such person may be granted only a Nonstatutory Stock Option. An Incentive Stock Option granted to a prospective Employee upon the condition that such person become an Employee shall be deemed granted effective on the date such person commences service with a Participating Company, with an exercise price determined as of such date in accordance with
Section 6.1.

          5.3 FAIR MARKET VALUE LIMITATION. To the extent that options designated as Incentive Stock Options (granted under all stock option plans of the Participating Company

Group, including the Plan) become exercisable by an Optionee for the first time during any calendar year for stock having a Fair Market Value greater than One Hundred Thousand Dollars ($100,000), the portion of such options which exceeds such amount shall be treated as Nonstatutory Stock Options. For purposes of this
Section 5.3, options designated as Incentive Stock Options shall be taken into account in the order in which they were granted, and the Fair Market Value of stock shall be determined as of the time the option with respect to such stock is granted. If the Code is amended to provide for a different limitation from that set forth in this Section 5.3, such different limitation shall be deemed incorporated herein effective as of the date and with respect to such Options as required or permitted by such amendment to the Code. If an Option is treated as an Incentive Stock Option in part and as a Nonstatutory Stock Option in part by reason of the limitation set forth in this Section 5.3, the Optionee may designate which portion of such Option the Optionee is exercising. In the absence of such designation, the Optionee shall be deemed to have exercised the Incentive Stock Option portion of the Option first. Separate certificates representing each such portion shall be issued upon the exercise of the Option.

          5.4 SECTION 162(M) GRANT LIMIT. Subject to adjustment as provided in
Section 4.2, at any such time as a Participating Company is a "publicly held corporation" within the meaning of Section 162(m), no Employee shall be granted one or more Options within any fiscal year of the Company which in the aggregate are for the purchase of more than two hundred fifty thousand (250,000) shares (the "SECTION 162(M) GRANT LIMIT").

     6. TERMS AND CONDITIONS OF OPTIONS.

          Options shall be evidenced by Option Agreements specifying the number of shares of Stock covered thereby, in such form as the Board shall from time to time establish. No Option or purported Option shall be a valid and binding obligation of the Company unless evidenced by a fully executed Option Agreement. Option Agreements may incorporate all or any of the terms of the Plan by reference and shall comply with and be subject to the following terms and conditions:

          6.1 EXERCISE PRICE. The exercise price for each Option shall be established in the sole discretion of the Board; provided, however, that (a) the exercise price per share for an Incentive Stock Option shall be not less than the Fair Market Value of a share of Stock on the effective date of grant of the Option, (b) the exercise price per share for a Nonstatutory Stock Option shall be not less than eighty-five percent (85%) of the Fair Market Value of a share of Stock on the effective date of grant of the Option, and (c) no Option granted to a Ten Percent Owner Optionee shall have an exercise price per share less than one hundred ten percent (110%) of the Fair Market Value of a share of Stock on the effective date of grant of the Option. Notwithstanding the foregoing, an Option (whether an Incentive Stock Option or a Nonstatutory Stock Option) may be granted with an exercise price lower than the minimum exercise price set forth above if such Option is granted pursuant to an assumption or substitution for another option in a manner qualifying under the provisions of Section 424(a) of the Code.

          6.2 EXERCISE PERIOD. Options shall be exercisable at such time or times, or upon such event or events, and subject to such terms, conditions, performance criteria, and restrictions as shall be determined by the Board and set forth in the Option Agreement evidencing such Option; provided, however, that (a) no Option shall be exercisable after the expiration of ten

(10) years after the effective date of grant of such Option, (b) no Incentive Stock Option granted to a Ten Percent Owner Optionee shall be exercisable after the expiration of five (5) years after the effective date of grant of such Option, (c) no Option granted to a prospective Employee, prospective Consultant or prospective Director may become exercisable prior to the date on which such person commences Service with a Participating Company, and (d) with the exception of an Option granted to an officer, Director or Consultant, no Option shall become exercisable at a rate less than twenty percent (20%) per year over a period of five (5) years from the effective date of grant of such Option, subject to the Optionee's continued Service. Subject to the foregoing, unless otherwise specified by the Board in the grant of an Option, any Option granted hereunder shall have a term of ten (10) years from the effective date of grant of the Option.

          6.3 PAYMENT OF EXERCISE PRICE.

               (a) FORMS OF CONSIDERATION Authorized. Except as otherwise provided below, payment of the exercise price for the number of shares of Stock being purchased pursuant to any Option shall be made (i) in cash, by check, or cash equivalent, (ii) by tender to the Company of shares of Stock owned by the Optionee having a Fair Market Value (as determined by the Company without regard to any restrictions on transferability applicable to such stock by reason of federal or state securities laws or agreements with an underwriter for the Company) not less than the exercise price, (iii) by the assignment of the proceeds of a sale or loan with respect to some or all of the shares being acquired upon the exercise of the Option (including, without limitation, through an exercise complying with the provisions of Regulation T as promulgated from time to time by the Board of Governors of the Federal Reserve System) (a "CASHLESS EXERCISE"), (iv) by the Optionee's promissory note in a form approved by the Company, (v) by such other consideration as may be approved by the Board from time to time to the extent permitted by applicable law, or (vi) by any combination thereof. The Board may at any time or from time to time, by adoption of or by amendment to the standard forms of Option Agreement described in
Section 7, or by other means, grant Options which do not permit all of the foregoing forms of consideration to be used in payment of the exercise price or which otherwise restrict one or more forms of consideration.

               (b) TENDER OF STOCK. Notwithstanding the foregoing, an Option may not be exercised by tender to the Company of shares of Stock to the extent such tender of Stock would constitute a violation of the provisions of any law, regulation or agreement restricting the redemption of the Company's stock. Unless otherwise provided by the Board, an Option may not be exercised by tender to the Company of shares of Stock unless such shares either have been owned by the Optionee for more than six (6) months or were not acquired, directly or indirectly, from the Company.

               (c) CASHLESS EXERCISE. The Company reserves, at any and all times, the right, in the Company's sole and absolute discretion, to establish, decline to approve or terminate any program or procedures for the exercise of Options by means of a Cashless Exercise.

               (d) PAYMENT BY PROMISSORY NOTE. No promissory note shall be permitted if the exercise of an Option using a promissory note would be a violation of any law. Any permitted promissory note shall be on such terms as the Board shall determine at the time the

Option is granted. The Board shall have the authority to permit or require the Optionee to secure any promissory note used to exercise an Option with the shares of Stock acquired upon the exercise of the Option or with other collateral acceptable to the Company. Unless otherwise provided by the Board, if the Company at any time is subject to the regulations promulgated by the Board of Governors of the Federal Reserve System or any other governmental entity affecting the extension of credit in connection with the Company's securities, any promissory note shall comply with such applicable regulations, and the Optionee shall pay the unpaid principal and accrued interest, if any, to the extent necessary to comply with such applicable regulations.

          6.4 TAX WITHHOLDING. The Company shall have the right, but not the obligation, to deduct from the shares of Stock issuable upon the exercise of an Option, or to accept from the Optionee the tender of, a number of whole shares of Stock having a Fair Market Value, as determined by the Company, equal to all or any part of the federal, state, local and foreign taxes, if any, required by law to be withheld by the Participating Company Group with respect to such Option or the shares acquired upon the exercise thereof. Alternatively or in addition, in its sole discretion, the Company shall have the right to require the Optionee, through payroll withholding, cash payment or otherwise, including by means of a Cashless Exercise, to make adequate provision for any such tax withholding obligations of the Participating Company Group arising in connection with the Option or the shares acquired upon the exercise thereof. The Company shall have no obligation to deliver shares of Stock or to release shares of Stock from an escrow established pursuant to the Option Agreement until the Participating Company Group's tax withholding obligations have been satisfied by the Optionee.

          6.5 REPURCHASE RIGHTS. Shares issued under the Plan may be subject to a right of first refusal, one or more repurchase options, or other conditions and restrictions as determined by the Board in its sole discretion at the time the Option is granted. The Company shall have the right to assign at any time any repurchase right it may have, whether or not such right is then exercisable, to one or more persons as may be selected by the Company. Upon request by the Company, each Optionee shall execute any agreement evidencing such transfer restrictions prior to the receipt of shares of Stock hereunder and shall promptly present to the Company any and all certificates representing shares of Stock acquired hereunder for the placement on such certificates of appropriate legends evidencing any such transfer restrictions.

          6.6 EFFECT OF TERMINATION OF SERVICE.

               (a) OPTION EXERCISABILITY. Subject to earlier termination of the Option as otherwise provided herein, an Option shall be exercisable after an Optionee's termination of Service as follows:

                    (i) DISABILITY. If the Optionee's Service with the Participating Company Group is terminated because of the Disability of the Optionee, the Option, to the extent unexercised and exercisable on the date on which the Optionee's Service terminated, may be exercised by the Optionee (or the Optionee's guardian or legal representative) at any time prior to the expiration of six (6) months (or such longer period of time as determined by the Board, in its sole discretion) after the date on which the Optionee's Service terminated, but in any event no later than the date of expiration of the Option's term as set forth in the Option Agreement evidencing such Option (the "OPTION EXPIRATION DATE").

                    (ii) DEATH. If the Optionee's Service with the Participating Company Group is terminated because of the death of the Optionee, the Option, to the extent unexercised and exercisable on the date on which the Optionee's Service terminated, may be exercised by the Optionee's legal representative or other person who acquired the right to exercise the Option by reason of the Optionee's death at any time prior to the expiration of six (6) months (or such longer period of time as determined by the Board, in its sole discretion) after the date on which the Optionee's Service terminated, but in any event no later than the Option Expiration Date. The Optionee's Service shall be deemed to have terminated on account of death if the Optionee dies within one (1) month after the Optionee's termination of Service.

                    (iii) OTHER TERMINATION OF Service. If the Optionee's Service with the Participating Company Group terminates for any reason, except Disability or death, the Option, to the extent unexercised and exercisable by the Optionee on the date on which the Optionee's Service terminated, may be exercised by the Optionee within one (1) month (or such longer period of time as determined by the Board, in its sole discretion) after the date on which the Optionee's Service terminated, but in any event no later than the Option Expiration Date.

               (b) EXTENSION IF EXERCISE PREVENTED BY LAW. Notwithstanding the foregoing, if the exercise of an Option within the applicable time periods set forth in Section 6.6(a) is prevented by the provisions of Section 12 below, the Option shall remain exercisable until one (1) month after the date the Optionee is notified by the Company that the Option is exercisable, but in any event no later than the Option Expiration Date.

               (c) EXTENSION IF OPTIONEE SUBJECT TO SECTION 16(B). Notwithstanding the foregoing, if a sale within the applicable time periods set forth in Section 6.6(a) of shares acquired upon the exercise of the Option would subject the Optionee to suit under Section 16(b) of the Exchange Act, the Option shall remain exercisable until the earliest to occur of (i) the tenth (10th) day following the date on which a sale of such shares by the Optionee would no longer be subject to such suit, (ii) the one hundred and ninetieth (190th) day after the Optionee's termination of Service, or (iii) the Option Expiration Date.

     7. STANDARD FORMS OF OPTION AGREEMENT.

          7.1 INCENTIVE STOCK OPTIONS. Unless otherwise provided by the Board at the time the Option is granted, an Option designated as an "INCENTIVE STOCK OPTION" shall comply with and be subject to the terms and conditions set forth in the form of Incentive Stock Option Agreement adopted by the Board concurrently with its adoption of the Plan and as amended from time to time.

          7.2 NONSTATUTORY STOCK OPTIONS. Unless otherwise provided by the Board at the time the Option is granted, an Option designated as a "NONSTATUTORY STOCK OPTION" shall comply with and be subject to the terms and conditions set forth in the form of Nonstatutory

Stock Option Agreement adopted by the Board concurrently with its adoption of the Plan and as amended from time to time.

          7.3 AUTHORITY TO VARY TERMS. The Board shall have the authority from time to time to vary the terms of any of the standard forms of Option Agreement described in this Section 7 either in connection with the grant or amendment of an individual Option or in connection with the authorization of a new standard form or forms; provided, however, that the terms and conditions of any such new, revised or amended standard form or forms of Option Agreement shall be in accordance with the terms of the Plan.

     8. CHANGE IN CONTROL.

          8.1 DEFINITIONS.

               (a) An "OWNERSHIP CHANGE EVENT" shall be deemed to have occurred if any of the following occurs with respect to the Company:

                    (i) the direct or indirect sale or exchange in a single or series of related transactions by the stockholders of the Company of more than fifty percent (50%) of the voting stock of the Company;

                    (ii) a merger or consolidation in which the Company is a party;

                    (iii) the sale, exchange, or transfer of all or substantially all of the assets of the Company; or

                    (iv) a liquidation or dissolution of the Company.

               (b) A "CHANGE IN CONTROL" shall mean an Ownership Change Event or a series of related Ownership Change Events (collectively, the "TRANSACTION") wherein the stockholders of the Company immediately before the Transaction do not retain immediately after the Transaction, in substantially the same proportions as their ownership of shares of the Company's voting stock immediately before the Transaction, direct or indirect beneficial ownership of more than fifty percent (50%) of the total combined voting power of the outstanding voting stock of the Company or the corporation or corporations to which the assets of the Company were transferred (the "TRANSFEREE CORPORATION(S)"), as the case may be. For purposes of the preceding sentence, indirect beneficial ownership shall include, without limitation, an interest resulting from ownership of the voting stock of one or more corporations which, as a result of the Transaction, own the Company or the Transferee Corporation(s), as the case may be, either directly or through one or more subsidiary corporations. The Board shall have the right to determine whether multiple sales or exchanges of the voting stock of the Company or multiple Ownership Change Events are related, and its determination shall be final, binding and conclusive.

          8.2 EFFECT OF CHANGE IN CONTROL ON Options. In the event of a Change in Control, any unexercisable or unvested portion of the outstanding Options shall be immediately exercisable and vested in full as of the date ten (10) days prior to the date of the Change in

Control. The exercise or vesting of any Option that was permissible solely by reason of this Section 8.2 shall be conditioned upon the consummation of the Change in Control. In addition, the surviving, continuing, successor, or purchasing corporation or parent corporation thereof, as the case may be (the "ACQUIRING CORPORATION"), may either assume the Company's rights and obligations under outstanding Options or substitute for outstanding Options substantially equivalent options for the Acquiring Corporation's stock. For purposes of this
Section 8.2, an Option shall be deemed assumed if, following the Change in Control, the Option confers the right to purchase in accordance with its terms and conditions, for each share of Stock subject to the Option immediately prior to the Change in Control, the consideration (whether stock, cash or other securities or property) to which a holder of a share of Stock on the effective date of the Change in Control was entitled. Any Options which are neither assumed or substituted for by the Acquiring Corporation in connection with the Change in Control nor exercised as of the date of the Change in Control shall terminate and cease to be outstanding effective as of the date of the Change in Control. Notwithstanding the foregoing, shares acquired upon exercise of an Option prior to the Change in Control and any consideration received pursuant to the Change in Control with respect to such shares shall continue to be subject to all applicable provisions of the Option Agreement evidencing such Option except as otherwise provided in such Option Agreement. Furthermore, notwithstanding the foregoing, if the corporation the stock of which is subject to the outstanding Options immediately prior to an Ownership Change Event described in Section 8.1(a)(i) constituting a Change in Control is the surviving or continuing corporation and immediately after such Ownership Change Event less than fifty percent (50%) of the total combined voting power of its voting stock is held by another corporation or by other corporations that are members of an affiliated group within the meaning of Section 1504(a) of the Code without regard to the provisions of Section 1504(b) of the Code, the outstanding Options shall not terminate unless the Board otherwise provides in its sole discretion.

     9. PROVISION OF INFORMATION.

          At least annually, copies of the Company's balance sheet and income statement for the just completed fiscal year shall be made available to each Optionee and purchaser of shares of Stock upon the exercise of an Option. The Company shall not be required to provide such information to persons whose duties in connection with the Company assure them access to equivalent information.

     10. NONTRANSFERABILITY OF OPTIONS.

          During the lifetime of the Optionee, an Option shall be exercisable only by the Optionee or the Optionee's guardian or legal representative. No Option shall be assignable or transferable by the Optionee, except by will or by the laws of descent and distribution.

     11. COMPLIANCE WITH SECURITIES LAW.

          The grant of Options and the issuance of shares of Stock upon exercise of Options shall be subject to compliance with all applicable requirements of federal, state and foreign law with respect to such securities. Options may not be exercised if the issuance of shares of Stock upon exercise would constitute a violation of any applicable federal, state or foreign securities laws or other law or regulations or the requirements of any stock exchange or market system upon which the Stock may then be listed. In addition, no Option may be exercised unless (a) a registration statement under the Securities Act shall at the time of exercise of the Option be in effect with respect to the shares issuable upon exercise of the Option or (b) in the opinion of legal counsel to the Company, the shares issuable upon exercise of the Option may be issued in accordance with the terms of an applicable exemption from the registration requirements of the Securities Act. The inability of the Company to obtain from any regulatory body having jurisdiction the authority, if any, deemed by the Company's legal counsel to be necessary to the lawful issuance and sale of any shares hereunder shall relieve the Company of any liability in respect of the failure to issue or sell such shares as to which such requisite authority shall not have been obtained. As a condition to the exercise of any Option, the Company may require the Optionee to satisfy any qualifications that may be necessary or appropriate, to evidence compliance with any applicable law or regulation and to make any representation or warranty with respect thereto as may be requested by the Company.

     12. INDEMNIFICATION.

          In addition to such other rights of indemnification as they may have as members of the Board or officers or employees of the Participating Company Group, members of the Board and any officers or employees of the Participating Company Group to whom authority to act for the Board or the Company is delegated shall be indemnified by the Company against all reasonable expenses, including attorneys' fees, actually and necessarily incurred in connection with the defense of any action, suit or proceeding, or in connection with any appeal therein, to which they or any of them may be a party by reason of any action taken or failure to act under or in connection with the Plan, or any right granted hereunder, and against all amounts paid by them in settlement thereof (provided such settlement is approved by independent legal counsel selected by the Company) or paid by them in satisfaction of a judgment in any such action, suit or proceeding, except in relation to matters as to which it shall be adjudged in such action, suit or proceeding that such person is liable for gross negligence, bad faith or intentional misconduct in duties; provided, however, that within sixty (60) days after the institution of such action, suit or proceeding, such person shall offer to the Company, in writing, the opportunity at its own expense to handle and defend the same.

     13. TERMINATION OR AMENDMENT OF PLAN.

          The Board may terminate or amend the Plan at any time. However, subject to changes in applicable law, regulations or rules that would permit otherwise, without the approval of the Company's stockholders, there shall be
(a) no increase in the maximum aggregate number of shares of Stock that may be issued under the Plan (except by operation of the provisions of Section 4.2),
(b) no change in the class of persons eligible to receive Incentive Stock Options, and (c) no other amendment of the Plan that would require approval of the Company's stockholders under any applicable law, regulation or rule. In any event, no termination or amendment of the Plan may adversely affect any then outstanding Option or any unexercised portion thereof, without the consent of the Optionee, unless such termination or amendment is required to enable an Option designated as an Incentive Stock Option to qualify as an Incentive Stock Option or is necessary to comply with any applicable law, regulation or rule.

     14. STOCKHOLDER APPROVAL.

          The Plan or any increase in the maximum number of shares of Stock issuable thereunder as provided in Section 4.1 (the "MAXIMUM SHARES") shall be approved by the stockholders of the Company within twelve (12) months of the date of adoption thereof by the Board. Options granted prior to stockholder approval of the Plan or in excess of the Maximum Shares previously approved by the stockholders shall become exercisable no earlier than the date of stockholder approval of the Plan or such increase in the Maximum Shares, as the case may be.

     IN WITNESS WHEREOF, the undersigned Secretary of the Company certifies that the foregoing is the American Residential Investment Trust, Inc. 1997 Stock Option Plan as duly adopted by the Board on August 6, 1997 and amended by the Board on April 7, 1998.



                                        -----------------------------------
                                        Secretary

PROXY

                   AMERICAN RESIDENTIAL INVESTMENT TRUST, INC.

                    PROXY FOR ANNUAL MEETING OF STOCKHOLDERS
                       SOLICITED BY THE BOARD OF DIRECTORS


The undersigned hereby appoints John Robbins, Jay Fuller and Mark Conger, and each of them, with full power of substitution to represent the undersigned and to vote all of the shares of stock of American Residential Investment Trust, Inc. (the "Company") which the undersigned is entitled to vote at the Annual Meeting of Stockholders of the Company to be held at the Del Mar Hilton, Del Mar, California on Friday, May 22, 1998 at 10:00 a.m., and at any adjournment thereof (i) as hereinafter specified upon the proposals listed on the reverse side and as more particularly described in the Company's Proxy Statement, receipt of which is hereby acknowledged, and (ii) in their discretion upon such other matters as may properly come before the meeting.

THE SHARES REPRESENTED HEREBY SHALL BE VOTED AS SPECIFIED. IF NO SPECIFICATION IS MADE, SUCH SHARES SHALL BE VOTED FOR PROPOSALS 1, 2 AND 3.


                   CONTINUED AND TO BE SIGNED ON REVERSE SIDE

A vote FOR the following proposals is recommended by the         3.    To approve the selection of KPMG Peat Marwick LLP as
Board of Directors:                                                    the Company's independent public accountants for the
                                                                       year ending December 31, 1998.
1.  ELECTION OF DIRECTORS
                                 FOR            WITHHELD               FOR                    AGAINST                ABSTAIN
    Nominee:  H. James Brown     [ ]              [ ]                  [ ]                      [ ]                    [ ]

                                 FOR            WITHHELD               Even if you are planning to attend the meeting in
    Nominee:  Ray McKewon        [ ]              [ ]                  person, you are urged to sign and mail this Proxy in
                                                                       the return envelope so that your stock may be
                                                                       represented at the meeting.
2.    To approve the amendment of the Company's 1997 Stock
      Option Plan to increase the maximum aggregate number             Sign exactly as your name(s) appears on your stock
      of shares reserved for issuance thereunder by 300,000            certificates. If shares of stock stand on record in
      and to establish the share grant limitation.                     the names of two or more persons or in the name of
                                                                       husband and wife, whether as joint tenants or
      FOR                AGAINST                  ABSTAIN              otherwise, both or all of such persons should sign
      [ ]                  [ ]                      [ ]                this Proxy. If shares of stock are held of record by a
                                                                       corporation, the Proxy should be executed by the
                                                                       President or Vice President and the Secretary or
                                                                       Assistant Secretary, and the corporate seal should be
                                                                       affixed thereto. Executors or administrators or other
                                                                       fiduciaries who execute this Proxy for a deceased
                                                                       stockholder should give their title. Please date this
                                                                       Proxy.



Signature(s)___________________________________________________        Date__________________
            ___________________________________________________